Exhibit 99.1

SolarWinds Announces Second Quarter 2010 Results

•	Record quarterly total revenue of $35.5 million representing 31% year-over-year growth
•	GAAP operating income of $12.9 million, non-GAAP operating income of $17.7 million, or 50% of revenue
•	GAAP diluted earnings per share of $0.12, non-GAAP diluted earnings per share of $0.17

AUSTIN, Texas – July 21, 2010 – SolarWinds® (NYSE: SWI), a leading provider of powerful and affordable IT management software to more than 95,000 customers worldwide, today reported results for its second quarter ended June 30, 2010.

Financial Results

SolarWinds reported record total revenue for the second quarter of 2010 of $35.5 million, a 31% increase over total revenue in the second quarter of 2009. License revenue was $17.3 million in the second quarter of 2010, representing an 18% increase over license revenue in the second quarter of 2009.  Maintenance revenue was $18.2 million in the second quarter of 2010, representing a 47% increase over maintenance revenue in the second quarter of 2009, the 13th consecutive quarter of year-over-year growth greater than 40%.

On a GAAP basis, operating income was $12.9 million, net income was $8.8 million and diluted earnings per share was $0.12 in the second quarter of 2010, compared to operating income of $11.8 million, net income of $6.8 million and diluted earnings per share of $0.13 in the second quarter of 2009.

Non-GAAP operating income was $17.7 million, or 50% of revenue, in the second quarter of 2010 compared to $14.0 million in the second quarter of 2009. Non-GAAP net income in the second quarter of 2010 was $12.5 million, a 40% increase over non-GAAP net income of $8.9 million in the second quarter of 2009. Non-GAAP diluted earnings per share was $0.17 in the second quarter of 2010 compared to $0.14 in the second quarter of 2009.

Net cash provided by operating activities was $16.9 million in the second quarter of 2010 and $32.8 million for the first six months of 2010 compared to $7.1 million for the second quarter of 2009 and $22.0 million for the first six months of 2009, which is a year-to-date increase of 49%. Cash and cash equivalents at the end of the second quarter of 2010 were $99.8 million, a decrease of only $4.3 million from the end of the first quarter of 2010 despite the repayment of $25.0 million of outstanding debt obligations.

Information about SolarWinds’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below.

Recent Business Highlights

 “This quarter, we continued to see strong demand for our products in the commercial markets,” said Kevin Thompson, SolarWinds’ President and Chief Executive Officer. “IT trends such as virtualization, data center consolidation and SaaS have increased the importance of monitoring and management technologies for companies of all sizes, including the Global 2000. We believe that SolarWinds is uniquely positioned with the right products and the right model to meet the significant market demand for better visibility into the entire IT infrastructure.”

Other business highlights:

•
SolarWinds increased its total number of customers during the second quarter to over 95,000. Larger companies continued to come to SolarWinds for cost-effective, easier-to-use solutions, with five new customers during the quarter spending, on average, over $60,000 in their first SolarWinds purchase.

•
SolarWinds released new major versions of several important products, including Orion Network Performance Monitor (NPM) and Orion Network Configuration Manager (NCM), providing new features and functionality to both new and existing SolarWinds customers.

•
SolarWinds released two new versions of its Storage Profiler product, acquired from Tek-Tools, Inc. in January 2010, designed to improve the download and evaluation experience and to simplify licensing for customers. SolarWinds also released the industry’s only free multi-vendor storage monitoring tool as part of its strategy to drive awareness and loyalty among potential customers.

“While we experienced lower close rates in sales to the U.S. federal government and a softening of the European market that we first began to see in June, our core business with customers in the global commercial market showed strong growth over the second quarter of 2009,” continued Thompson.

Financial Outlook

As of July 21, 2010, SolarWinds is providing its financial outlook for its third quarter of 2010 and updating its outlook for the full year ending December 31, 2010. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share, for the third quarter of 2010 and for the full year 2010.  These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense.  SolarWinds cannot reasonably estimate the expected stock-based compensation expense for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation. In addition, costs related to non-recurring items and acquisitions are not something that SolarWinds can estimate because they are a function of what non-recurring items and acquisitions, if any, occur and the kind of costs incurred in connection with any such non-recurring items or acquisitions.

Financial Outlook for the Third Quarter of 2010

SolarWinds management currently expects to achieve the following results for the third quarter of 2010:

•	Total revenue in the range of $37.0–$39.0 million
•	Non-GAAP operating income representing 48%–50% of revenue
•	Non- GAAP net income of $12.5–$13.5 million
•	Non-GAAP diluted earnings per share of $0.165–$0.180
•	Weighted average shares outstanding of approximately 74.5 million

Financial Outlook for Full Year 2010

SolarWinds is revising its outlook, previously announced on April 26, 2010, for the full year 2010 based on several factors, including:

•	unfavorable trends in the exchange rate of Euros to US dollars;
•	lengthening sales cycles to the U.S. federal government, resulting in decreased predictability of future results and an expected decline in sales to the U.S. federal government; and
•	lower expectations for the growth in European sales due to economic issues impacting both the public sector and commercial business customers in the region.

SolarWinds management currently expects to achieve the following results for the full year 2010:

•	Total revenue in the range of $146.0–$151.0 million, or year-over-year growth of 25%–30%
•	Non-GAAP operating income representing 48%–50% of revenue
•	Non-GAAP net income of $49.3–$52.2 million
•	Non-GAAP diluted earnings per share of $0.67–$0.70
•	Weighted average shares outstanding of approximately 74.0 million

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CDT (5:00pm EDT/2:00pm PDT). A live webcast of the event will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in will be available domestically at 800-390-5311 and internationally at +1-719-325-2163. To access the live call, please dial in 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains "forward-looking" statements relating to SolarWinds' possible or assumed future results of operations and potential growth and market opportunities. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) SolarWinds' failure to integrate acquired businesses and any future acquisitions successfully; (e) the timing and success of new product introductions by SolarWinds or its competitors; (f) changes in SolarWinds' pricing policies or those of its competitors; (g) the loss of the relationship with a distributor that helps fulfill most of SolarWinds' sales orders from the U.S. federal government; (h) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the Form 10-K previously filed for the full year of 2009 and a Form 10-Q for the second quarter of 2010 that SolarWinds anticipates filing on or before August 15, 2010. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, revenue on a constant currency basis and non-GAAP weighted average shares outstanding. Each of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share exclude the impact of stock-based compensation expense, amortization of intangible assets, expenses related to potential and completed follow-on offering of common stock, lawsuit settlement and related legal fees and certain acquisition-related costs from the comparable GAAP measure. Non-GAAP net income and non-GAAP diluted earnings per share also exclude the write-off of debt issuance costs and the related tax benefits of the excluded items from the comparable GAAP measure. Non-GAAP diluted earnings per share is equal to non-GAAP net income divided by non-GAAP weighted average shares outstanding, which adjusts GAAP weighted average shares outstanding for the first and second quarters of 2009 to assume that the conversion of our preferred stock in May 2009 occurred at the beginning of the applicable period. This press release contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

SolarWinds believes that each of these non-GAAP financial measures provides meaningful supplemental information regarding its performance by excluding certain expenses, expenditures that may not be indicative of its core business operations. SolarWinds' management and Board of Directors use these non-GAAP measures to assess operational performance as well as to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired. These items are typically interest expense, income tax expense, depreciation and amortization and stock-based compensation expense.

SolarWinds understands that, although these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as the amortization of intangible assets, stock-based compensation expense, interest expense and income tax expense that are excluded from these non-GAAP financial measures can have a material impact on net earnings.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, operating income, net income, revenue or other measures of performance prepared in accordance with GAAP. SolarWinds' management and Board of Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

About SolarWinds

SolarWinds (NYSE: SWI) provides powerful and affordable IT management software to more than 95,000 customers worldwide – from Fortune 500 enterprises to small businesses. We work to put our users first and remove the obstacles that have become “status quo” in traditional enterprise software.  SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to address users’ management priorities. Our online user community, thwack, is a gathering-place where tens of thousands of IT pros solve problems, share technology, and participate in product development for all of SolarWinds’ products.  Learn more today at http://www.solarwinds.com.

SolarWinds, SolarWinds.com and Orion are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

CONTACTS:

Investors:	Media:
Jason Ream	Tiffany Nels
Phone: 512.682.9680	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except for share and per share information)
(unaudited)
	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$99,767	$129,788
Accounts receivable, net of allowances of $101 and $149 as of June 30, 2010 and December 31, 2009, respectively	17,013	15,786
Income tax receivable	572	109
Deferred taxes	289	252
Prepaid income taxes	-	4,675
Other current assets	2,877	2,116
Total current assets	120,518	152,726
Property and equipment, net	6,623	6,406
Debt issuance costs, net	-	399
Deferred taxes	2,960	2,078
Goodwill	40,372	15,444
Intangible assets and other, net	21,100	4,417
Total assets	$191,573	$181,470

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,131	$3,293
Accrued liabilities	4,449	4,937
Accrued interest payable	-	539
Accrued earnout	3,743	-
Income taxes payable	336	284
Current portion of deferred revenue	43,099	37,103
Current portion of long-term debt	-	16,871
Total current liabilities	53,758	63,027
Long-term liabilities:
Deferred revenue, net of current portion	3,144	1,544
Deferred taxes	778	153
Other long-term liabilities	621	454
Long-term debt, net of current portion	-	27,226
Total long-term liabilities	4,543	29,377
Total liabilities	58,301	92,404
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value: 123,000,000 shares authorized and 68,504,017 and 66,502,098 shares issued as of June 30, 2010 and December 31, 2009, respectively	69	67
Additional paid-in capital	151,215	123,083
Accumulated other comprehensive loss	(1,851)	(159)
Accumulated deficit	(16,161)	(33,925)
Total stockholders' equity	133,272	89,066
Total liabilities and stockholders' equity	$191,573	$181,470

SolarWinds, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share information)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenue:
License	$17,264	$14,598	$34,885	$27,139
Maintenance and other	18,244	12,444	34,948	23,978
Total revenue	35,508	27,042	69,833	51,117
Cost of license revenue	462	154	817	305
Cost of maintenance and other revenue	1,458	1,039	2,802	2,017
Gross profit	33,588	25,849	66,214	48,795
Operating expenses:
Sales and marketing	10,688	7,225	20,937	13,925
Research and development	3,824	2,755	7,451	5,181
General and administrative	6,200	4,112	11,521	7,977
Total operating expenses	20,712	14,092	39,909	27,083
Operating income	12,876	11,757	26,305	21,712
Other income (expense):
Interest income	67	53	100	132
Interest expense	(363)	(1,540)	(1,146)	(2,991)
Other income (expense)	163	(9)	211	(6)
Total other expense	(133)	(1,496)	(835)	(2,865)
Income before income taxes	12,743	10,261	25,470	18,847
Income tax expense	3,916	3,443	7,706	6,041
Net income	$8,827	$6,818	$17,764	$12,806
Net income per share:
Basic earnings per share	$0.13	$0.15	$0.26	$0.35
Diluted earnings per share	$0.12	$0.13	$0.24	$0.30
Weighted shares used to compute net income per share:
Shares used in computation of basic earnings per share	68,202	44,907	67,738	36,544
Shares used in computation of diluted earnings per share	73,287	50,952	73,061	42,236

SolarWinds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(unaudited)

	Three Months Ended				Three Months Ended
	June 30, 2010				June 30, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$35,508	$-		$35,508	$27,042	$-		$27,042
Gross profit	33,588	502		34,090	25,849	171		26,020
Operating expenses	20,712	(4,340)		16,372	14,092	(2,108)		11,984
Operating income	12,876	4,842	(a)	17,718	11,757	2,279	(a)	14,036
Total other expense	(133)	131	(b)	(2)	(1,496)	428	(b)	(1,068)
Income before income taxes	12,743	4,973		17,716	10,261	2,707		12,968
Income tax expense	3,916	1,347	(c)	5,263	3,443	609	(c)	4,052
Net income	$8,827	$3,626		$12,453	$6,818	$2,098		$8,916

(a) Reflects the reversal of amortization of intangible assets, stock-based compensation expense and other excluded expenses as follows:

Amortization of intangible assets:
	Three Months Ended
	June 30,
	2010	2009
Cost of license revenue	$458	$154
Sales and marketing	-	-
Research and development	-	-
General and administrative	387	39

Stock-based compensation expense:
	Three Months Ended
	June 30,
	2010	2009
Cost of maintenance revenue	$44	$17
Sales and marketing	817	467
Research and development	453	290
General and administrative	2,249	1,111

Other excluded expenses:
	Three Months Ended
	June 30,
	2010	2009
Lawsuit settlement and related legal fees	$(69)	$201
Follow-on offering costs (d)	151	-
Acquisition related costs	144	-
Severance costs related to retirement of Executive Chairman	208	-

(b) Represents a decrease in the amortization of debt issuance costs due to the repayment of all or a portion of the long-term debt.

(c) Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and other excluded expenses.

(d) Represents expenses of $151 associated with preliminary work on a potential public offering that was cancelled during the second quarter of 2010.

SolarWinds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(unaudited)

	Six Months Ended				Six Months Ended
	June 30, 2010				June 30, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$69,833	$-		$69,833	$51,117	$-		$51,117
Gross profit	66,214	888		67,102	48,795	339		49,134
Operating expenses	39,909	(7,043)		32,866	27,083	(3,862)		23,221
Operating income	26,305	7,931	(a)	34,236	21,712	4,201	(a)	25,913
Total other expense	(835)	334	(b)	(501)	(2,865)	428	(b)	(2,437)
Income before income taxes	25,470	8,265		33,735	18,847	4,629		23,476
Income tax expense	7,706	2,160	(c)	9,866	6,041	968	(c)	7,009
Net income	$17,764	$6,105		$23,869	$12,806	$3,661		$16,467

 (a) Reflects the reversal of amortization of intangible assets, stock-based compensation expense and other excluded expenses as follows:

Amortization of intangible assets:
	Six Months Ended
	June 30,
	2010	2009
Cost of license revenue	$807	$305
Sales and marketing	-	-
Research and development	-	-
General and administrative	669	77

Stock-based compensation expense:
	Six Months Ended
	June 30,
	2010	2009
Cost of maintenance revenue	$81	$34
Sales and marketing	1,395	894
Research and development	812	515
General and administrative	3,596	2,110

Other excluded expenses:
	Six Months Ended
	June 30,
	2010	2009
Lawsuit settlement and related legal fees	$(217)	$266
Follow-on offering costs (d)	170	-
Acquisition related costs	410	-
Severance costs related to retirement of Executive Chairman	208	-

(b) Represents a decrease in the amortization of debt issuance costs due to the repayment of all or a portion of the long-term debt.

(c) Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and other excluded expenses.

(d) Represents expenses of $151 associated with preliminary work on a potential public offering that was cancelled during the second quarter of 2010. The remaining expenses of $19 related to a public offering completed in the fourth quarter of 2009.

SolarWinds, Inc.
Reconciliation of Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share
(In thousands, except per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Numerator:
Reconciliation between GAAP and non-GAAP net income:
Net income	$8,827	$6,818	$17,764	$12,806
Reversal of intangible assets amortization	845	193	1,476	382
Reversal of stock-based compensation expense	3,563	1,885	5,884	3,553
Reversal of debt issuance costs write-off	131	428	334	428
Reversal of follow-on offering costs	151	-	170	-
Reversal of lawsuit settlement costs and related legal fees	(69)	201	(217)	266
Reversal of acquisition related costs	144	-	410	-
Reversal of severance costs related to retirement of Executive Chairman	208	-	208	-
Reversal of tax benefits associated with above adjustments	(1,347)	(609)	(2,160)	(968)
Non-GAAP net income	$12,453	$8,916	$23,869	$16,467

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted earnings per share:
Weighted average number of shares used in computing diluted earnings per share	73,287	50,952	73,061	42,236
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock (a)	-	14,700	-	20,850
Non-GAAP weighted average shares used in computing non-GAAP diluted earnings per share (b)	73,287	65,652	73,061	63,086

Diluted earnings per share	$0.12	$0.13	$0.24	$0.30

Non-GAAP diluted earnings per share	$0.17	$0.14	$0.33	$0.26

(a) Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the indicated period.

(b) If the company assumed the common shares issued in its initial public offering in May 2009 were issued as of the beginning of the comparable period, or January 1, 2009, then the weighted average shares used in computing non-GAAP diluted earnings per share and the non-GAAP diluted earnings per share would have been 71,004 shares and $0.13 per share, respectively, for the three months ended June 30, 2009 and 70,624 shares and $0.23 per share, respectively, for the six months ended June 30, 2009.

SolarWinds, Inc.
Reconciliation of Second Quarter of 2010 GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands)
(unaudited)

Revenue on a constant currency basis is calculated using the average foreign exchange rates in the monthly periods during a previous quarter and applying these rates to foreign-denominated revenue in the corresponding monthly periods in the second quarter of 2010. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table below.

	Using Foreign Exchange Rates	Using Foreign Exchange Rates
	in First Quarter of 2010	in Second Quarter of 2009

License revenue	$17,264	$17,264
Foreign exchange impact on license revenue	392	373
License revenue on a constant currency basis	$17,656	$17,637

Maintenance and other revenue	$18,244	$18,244
Foreign exchange impact on maintenance and other revenue	288	234
Maintenance and other revenue on a constant currency basis	$18,532	$18,478

Total revenue	$35,508	$35,508
Foreign exchange impact on total revenue	680	607
Total revenue on a constant currency basis	$36,188	$36,115

SolarWinds, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Cash flows from operating activities
Net income	$8,827	$6,818	$17,764	$12,806
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	1,388	538	2,492	1,031
Provision for doubtful accounts	(9)	(8)	15	115
Stock-based compensation expense	3,563	1,885	5,884	3,553
Deferred taxes	403	405	(277)	(28)
Excess tax benefit from stock-based compensation	(3,310)	(1,721)	(7,193)	(1,721)
Other non-cash expenses	197	491	501	864
Changes in operating assets and liabilities, net of assets
acquired and liabilities assumed in business combinations:
Accounts receivable	1,469	(1,481)	(1,991)	875
Income taxes receivable	(593)	161	(493)	406
Prepaid income taxes	807	(2,129)	4,675	(2,129)
Prepaid & other current assets	(99)	(180)	(622)	(499)
Accounts payable	(381)	226	(1,141)	294
Accrued liabilities	(699)	691	(308)	767
Accrued interest payable	(525)	(325)	(539)	(978)
Income taxes payable	3,011	(883)	7,460	1,900
Deferred revenue and other liabilities	2,849	2,567	6,594	4,730
Net cash provided by operating activities	16,898	7,055	32,821	21,986

Cash flows from investing activities
Purchases of property and equipment	(852)	(561)	(1,434)	(975)
Purchases of intangible assets	(108)	(50)	(209)	(200)
Acquisition of businesses	-	(26)	(28,039)	(46)
Net cash used in investing activities	(960)	(637)	(29,682)	(1,221)

Cash flows from financing activities
Repayment of long-term debt	(25,000)	(49,825)	(44,097)	(56,986)
Exercise of stock options	2,567	2,311	5,836	2,391
Net cash proceeds from initial public offering	-	104,625	-	104,625
Excess tax benefit from stock-based compensation	3,310	1,721	7,193	1,721
Repayments of capital lease obligations	(2)	(7)	(9)	(13)
Payments for initial public offering costs	-	(856)	-	(878)
Net cash (used in) provided by financing activities	(19,125)	57,969	(31,077)	50,860
Effect of exchange rate changes on cash and cash equivalents	(1,134)	557	(2,083)	(41)
Net (decrease) increase in cash and cash equivalents	(4,321)	64,944	(30,021)	71,584
Cash and cash equivalents
Beginning of period	104,088	47,206	129,788	40,566
End of period	$99,767	$112,150	$99,767	$112,150

Supplemental disclosure of cash flow information
Cash paid for interest	$742	$1,358	$1,280	$3,369
Cash paid (received) for income taxes	$289	$5,865	$(3,658)	$5,865
Noncash investing and financing transactions
Accrued earnout	$-	$-	$3,743	$-
Stock issued for acquisition	$-	$-	$9,221	$-